Exhibit 99.1

FLUIDIGM REPORTS Q1 2014 RESULTS
Q1 2014 organic revenue growth of 58% year-over-year

SOUTH SAN FRANCISCO, Calif. - May 5, 2014 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the first quarter ended March 31, 2014.

Total revenue for the first quarter of 2014 was $25.7 million, an increase of 77% from $14.5 million in the first quarter of 2013. Organic revenue (excluding revenue attributable to the CyTOF® 2 system and proteomics analytical consumables) was $22.9 million, an increase of 58% over the same quarter in 2013. Net loss for the first quarter of 2014 was $15.4 million, compared to a net loss of $3.6 million in the first quarter of 2013. Non-GAAP net income for the first quarter of 2014 was approximately $0.08 million, compared with $3.5 million non-GAAP net loss for the first quarter of 2013 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“Our year-over-year revenue growth in the first quarter of 2014 was robust across our end markets and geographies. In the quarter, single-cell genomics revenue more than doubled year-over-year and the number of C1™ and BioMark™ unit sales motivated by single-cell research reached new records. We continue to enjoy a leadership position in this exciting, rapidly growing market. Meanwhile, utilization of our systems by our production genomics customers drove solid consumables pull-through,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“Our integration of the Fluidigm proteomics business (formerly DVS Sciences, Inc.) is well underway, and we are making good progress towards combining our two organizations operationally. The single-cell biology market is healthy and growing, the need for single-cell protein expression is large and unmet, and we believe the CyTOF system remains uniquely capable of satisfying it. We are confident this business will deliver growth in the medium and long term; however, we now anticipate 2014 revenue from this product line will be softer than our previous expectations,” continued Worthington.

Financial Highlights and Analysis

•	Instrument revenue grew 91% year-on-year in the quarter, driven by increased sales of the BioMark and C1 systems, and contribution from the recently acquired CyTOF 2 system.

◦	Organic instrument revenue growth (which excludes contribution from the CyTOF 2 system) was 62% year-on-year in the quarter.

◦	Approximately 80% of the BioMark system sales during the quarter were motivated by single-cell research.

◦	Approximately 20% of C1 system sales were bundled with a BioMark system in the quarter.

•	Consumables revenue grew 63% year-on-year in the quarter driven by production genomics.

◦	Organic consumables revenue growth (which excludes contribution from proteomics analytical consumables) was 55% year-on-year in the quarter.

◦
Consumables pull-through for genomics analytical systems in the quarter was slightly above its historical range of $40,000 - $50,000 per instrument/year and within its expected range of $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the quarter was within its historical range of $50,000 -$70,000 per instrument/year.

•	Geographic revenue as a percent of total product revenue in the first quarter of 2014 was as follows: United States - 44%; Europe - 25%; Japan - 17%; Asia-Pacific - 8%; and Other - 6%.

•	Fluidigm’s instrument installed base was 1,072 units at the end of the quarter.

◦
Genomics analytical systems (BioMark, BioMark HD, and EP1™ systems) represented approximately 560 units of the installed base, genomics preparatory systems (Access Array™ and C1 systems) represented approximately 435 units of the installed base, and proteomics analytical systems (CyTOF and CyTOF 2) represented the remainder.

•
GAAP product margin was 66% in the first quarter of 2014, versus 70% in the year ago period. Non-GAAP product margin, which excludes the effects of amortization of developed technology, non-cash charge for the sale of inventory revalued at the date of acquisition, and stock-based compensation expense, was 75% in the first quarter of 2014, versus 72% in the year ago period (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	Fluidigm ended March 31, 2014 with approximately $158.3 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•	On February 13, 2014, Fluidigm completed its acquisition of DVS Sciences, Inc. (now Fluidigm Sciences Inc.)

•	The total number of single-cell biology publications referencing Fluidigm increased to 156, which includes approximately 35 publications citing mass cytometry technology.

Financial Outlook
Fluidigm is projecting 2014 total revenue to be between $111 million to $116 million. Organic revenue is now projected to be between $91 million and $94 million, an increase of 28% to 32% over 2013, versus prior growth guidance of 23% to 28%. The Company projects 2014 operating expenses on a GAAP basis to be between $134 million and $136 million and, on a non-GAAP basis, excluding approximately $11 million of estimated acquisition-related expenses, $19 million of estimated stock-based compensation expense, and $4 million of estimated depreciation and amortization expense, to be between $100 million and $102 million (also, see accompanying table for reconciliation of GAAP and non-GAAP operating expenses for the first quarter of 2014 and 2013). Stock-based compensation expense is expected to be between $21 million and $22 million, including $9 million related to assumed share-based awards from the DVS acquisition. Interest expense is projected to be $5.3 million and capital spending is expected to be between $11 million and $13 million.

Conference Call Information
Fluidigm will host a conference call today, May 5, 2014 at 5:00 p.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its first quarter 2014 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on May 5, 2014. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 32788073. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the first quarter of 2014 and 2013, as well as forecasted non-GAAP financial information for 2014. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release and, with respect to forecasted 2014 non-GAAP operating expenses, in the paragraph under “Financial Outlook.”

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the integration of Fluidigm’s proteomics business; the anticipated growth of the single-cell biology and production genomics markets; expectations regarding future proteomics sales, revenue, opportunities and financial performance; and current estimates of 2014 total revenue growth, organic revenue growth, GAAP and non-GAAP operating expenses, stock-based compensation expense, interest expense, and capital spending. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Fluidigm’s business is subject to numerous risks and uncertainties, including but not limited to, risks relating to the integration of the recently acquired proteomics product line with Fluidigm’s business and operations; the future financial performance and revenue growth rates attributable to its proteomics and genomics product lines; the possible loss of key employees, customers, or suppliers as a result of uncertainty caused by the acquisition; intellectual property risks arising from the acquisition, including risks relating to maintaining material in-licensed intellectual property rights; risks relating to market acceptance of its genomics and proteomics products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2013, and Fluidigm’s other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, C1, BioMark, EP1, Access Array, and CyTOF are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Un Kwon-Casado, CFA
VP, Corporate Development
650-266-6035 (Office)
un.kwon-casado@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Instruments	$15,107	$7,905
Consumables	10,342	6,349
Product revenue	25,449	14,254
License and grant revenue	275	281
Total revenue	25,724	14,535
Costs and expenses:
Cost of product revenue	8,704	4,259
Research and development	7,646	4,197
Selling, general and administrative	15,257	11,146
Acquisition-related expenses	10,696	—
Total costs and expenses	42,303	19,602
Loss from operations	(16,579)	(5,067)
Interest expense	(1,026)	(10)
Gain from sale of investment in Verinata	—	1,777
Other income (expense), net	48	(213)
Loss before income taxes	(17,557)	(3,513)
Benefit from (provision for) income taxes	2,143	(38)
Net loss	$(15,414)	$(3,551)

Net loss per share, basic and diluted	$(0.57)	$(0.14)

Shares used in computing net loss per share, basic and diluted	26,900	25,242

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2014	December 31, 2013 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$101,024	$35,261
Short-term investments	42,123	49,083
Accounts receivable, net	18,790	10,552
Inventories	13,426	8,148
Prepaid expenses and other current assets	3,450	1,540
Total current assets	178,813	104,584
Long-term investments	15,130	1,942
Property and equipment, net	9,377	6,818
Other non-current assets	6,558	3,571
Developed technology, net	110,600	—
Goodwill	104,245	—
Total assets	$424,723	$116,915
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,001	$4,353
Accrued compensation and related benefits	4,198	5,485
Other accrued liabilities	8,206	5,392
Deferred revenue, current portion	5,331	2,721
Total current liabilities	25,736	17,951
Convertible notes	195,249	—
Deferred tax liability	31,708	—
Other non-current liabilities	4,599	2,550
Total liabilities	257,292	20,501
Total stockholders’ equity	167,431	96,414
Total liabilities and stockholders’ equity	$424,723	$116,915

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Operating Activities
Net loss	$(15,414)	$(3,551)
Depreciation and amortization	883	584
Stock-based compensation expense	3,379	1,255
Non-cash charges related to acquisition	4,602	—
Gain from sale of investment in Verinata	—	(1,777)
Changes in assets and liabilities, net	(3,997)	2,605
Net cash used in operating activities	(10,547)	(884)
Investing Activities
Acquisition, net of cash acquired	(113,190)	—
Purchases of investments	(15,003)	(7,414)
Proceeds from sales and maturities of investments	8,775	7,390
Proceeds from sale of investment in Verinata	—	3,117
Purchases of property and equipment	(1,813)	(698)
Net cash (used in) provided by investing activities	(121,231)	2,395
Financing Activities
Proceeds from issuance of convertible notes, net	195,212	—
Proceeds from exercise of stock options	2,287	1,767
Net cash provided by financing activities	197,499	1,767
Effect of foreign exchange rate fluctuations on cash and cash equivalents	42	(112)
Net increase in cash and cash equivalents	65,763	3,166
Cash and cash equivalents at beginning of period	35,261	58,649
Cash and cash equivalents at end of period	$101,024	$61,815

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended March 31,
	2014		2013
Net loss (GAAP)	$(15,414)		$(3,551)
Acquisition-related expenses	10,696	(1)	—
Stock-based compensation expense	3,379		1,255
Amortization of developed technology	1,400		—
Interest expense	1,026		10
Depreciation and amortization	883		584
Non-cash charge for sale of inventory revalued at the date of acquisition	517		—
Benefit from acquisition related income taxes	(2,412)		—
Gain from sale of investment in Verinata	—		(1,777)
Net income (loss) (Non-GAAP)	$75		$(3,479)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended March 31,
	2014	2013
Product margin (GAAP)	$16,745	$9,995
Amortization of developed technology	1,400	—
Depreciation and amortization	219	180
Non-cash charge for sale of inventory revalued at the date of acquisition	517	—
Stock-based compensation expense	263	119
Product margin (Non-GAAP)	$19,144	$10,294

Product margin percentage (GAAP)	65.8%	70.1%
Product margin percentage (Non-GAAP)	75.2%	72.2%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2014		2013
Operating expenses (GAAP)	$33,599		$15,343
Acquisition-related expenses	(10,696)	(1)	—
Stock-based compensation expense	(3,116)		(1,136)
Depreciation and amortization	(664)		(404)
Operating expenses (Non-GAAP)	$19,123		$13,803

(1) Acquisition-related expenses include charges for accelerated vesting of certain DVS restricted stock and options; consulting, legal, and investment banking fees; and other expenses.